Exhibit 10.1

AMENDMENT THREE TO LEKSELL GAMMA KNIFE PERFEXION PURCHASED SERVICES AGREEMENT

This AMENDMENT THREE TO LEKSELL GAMMA KNIFE PERFEXION PURCHASED SERVICES AGREEMENT (this "Amendment") is made and entered into as of the date of the last party to sign below, by and between GK FINANCING, LLC, a California limited liability company (''GKF"), and PEACEHEALTH, a Washington non-profit corporation, doing business through its operating division PEACEHEALTH SACRED HEART MEDICAL CENTER AT RIVERBEND ("Medical Center''), with reference to the following recitals:

RECITALS

WHEREAS, GKF and Medical Center entered into that Purchased Services Agreement dated March 27, 2014, pursuant to which GKF agreed to provide Medical Center with a Leksell Gamma Knife Perfexion ("Equipment") , as amended by (i) Amendment One to Leksell Gamma Knife Purchased Services Agreement and (ii) Amendment Two to Leksell Gamma Knife Purchased Services Agreement.

WHEREAS, GKF and Medical Center desire to further amend the Purchased Services Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1)    Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.

2)	Site Preparation and Installation of Equipment.

Section 2.3 (b) in Amendment Two should be deleted in its entirety and should be replaced with the following new Section 2.3 (b).

2.3 (b).         GKF shall prepare, construct and improve the Site as necessary for the installation, use and operation of the Esprit during the Term (as extended herein), including, without limitation, aligning the Site for the Equipment, and installing all electrical systems and other wiring required for the Equipment. In connection with the construction of the Site, Medical Center, shall select, purchase and install all radiation monitoring equipment, devices, safety circuits and radiation warning signs required at the Site in connection with the use and operation of the Equipment.

3)    Miscellaneous. This Amendment Three may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment Three. This Amendment Three constitutes the full and complete agreement and understanding between the parties hereto concerning the subject matter hereof and shall supersede any and all prior written and oral agreements with regard to such subject matter.

4)    Full Force and Effect. Except as amended by this Amendment Three, all of the terms and provisions of the PSA shall remain unchanged and in full force and effect and, together with this Amendment Three, represent the entire agreement of the parties with respect to the Esprit and its use by Medical Center. Unless the context requires otherwise, with respect to the Esprit, all references in the PSA to (i) the "Agreement'' shall be deemed to refer to the PSA, as amended by this Amendment Three; (ii) the "Equipment" shall be deemed to mean the Esprit and where appropriate, Perfexion; (iii) "Installation" shall be deemed to refer to the Esprit Upgrade and Cobalt-60 reload; (iv) the "Agreement" shall be deemed to refer to the PSA as amended by this Amendment Three; (v) the "Site" shall be deemed to refer to the Site; and (vi) the "Term" shall be deemed to refer to the Term, as extended pursuant to this Amendment Three. To the extent any of the terms of the PSA conflict with the terms of this Amendment Three, the terms and provisions of this Amendment Three shall prevail and control. Where not different or in conflict with the terms and provisions of this Amendment Three, all applicable terms and provisions set forth in the PSA are incorporated within this Amendment Three as if set forth herein and shall apply with equal force and effect to the Esprit. Nothing set forth in this Amendment Three shall relieve either party from any or all of its obligations under the PSA with respect to the Perfexion, including, without limitation, the obligation to pay Purchased Services Payments and the service, insurance and property tax expenses associated with the Perfexion.

[Signatures continued on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement Three to be executed as of the date of the last party to sign below:

“GKF”                                    GK FINANCING, LLC

By: __/s/ Craig K. Tagawa

Title: __CEO___________

Date: 5/3/24__________

“MEDICAL CENTER”         PEACEHEALTH, dba

PEACEHEALTH SACRED HEART

MEDICAL CENTER AT RIVERBEND

By: __/s/ Darrin Montalvo

Title: EVP Chief Financial Growth Officer

Date: ____5/3/24_________